                                                                    EXHIBIT 11.1

                           MILLENNIUM CHEMICALS INC.
                       COMPUTATION OF PER SHARE EARNINGS

                                                                                    WEIGHTED
                                                                                    AVERAGE         EARNINGS
                                                                      SHARES          # OF             PER
                                                                    OUTSTANDING      SHARES           SHARE
                                                                    -----------    ----------    ---------------
BASIC
Shares of Common Stock outstanding at December 31, 1996..........    74,412,283    74,412,283
                                                                    -----------    ----------
                                                                    -----------    ----------
     Income from continuing operations...........................                                $    33,000,000
                                                                                                 ---------------
     Weighted average shares outstanding.........................                                     74,412,283
     Basic earnings per share....................................                                $          0.44
     Net loss....................................................                                $(2,701,000,000)
                                                                                                 ---------------
     Weighted average shares outstanding.........................                                     74,412,283
     Basic loss per share........................................                                $        (36.30)
Shares of Common Stock outstanding at December 31, 1996..........    74,412,283    74,412,283
     August, 1997................................................        56,006        23,335
     October, 1997...............................................         4,092         1,023
     December, 1997..............................................       627,267        47,947
                                                                    -----------    ----------
Shares of Common Stock outstanding at December 31, 1997..........    75,099,648    74,484,588
                                                                    -----------    ----------
                                                                    -----------    ----------

     Income from continuing operations...........................                                $   188,000,000
                                                                                                 ---------------
                                                                                                 ---------------
     Weighted average shares outstanding.........................                                     74,484,588
     Basic earnings per share....................................                                $          2.52
     Net income..................................................                                $   185,000,000
                                                                                                 ---------------
     Weighted average shares outstanding.........................                                     74,484,588
     Basic earnings per share....................................                                $          2.48
Shares of Common Stock outstanding at December 31, 1997..........    75,099,648    75,099,648
     April, 1998.................................................         5,600         4,200
     July, 1998..................................................        36,000        18,000
     October, 1998...............................................        11,444         2,861
     December, 1998..............................................        18,000         1,500
                                                                    -----------    ----------
Shares of Common Stock oustanding at December 31, 1998...........    75,170,692    75,126,209
                                                                    -----------    ----------
                                                                    -----------    ----------
     Income from continuing operations...........................                                $   163,000,000
                                                                                                 ---------------
     Weighted average shares outstanding.........................                                     75,126,209
     Basic earnings per share....................................                                $          2.17
     Net income..................................................                                $   164,000,000
                                                                                                 ---------------
     Weighted average shares outstanding.........................                                     75,126,209
     Basic earnings per share....................................                                $          2.18

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(table continued from previous page)

                                                                                    WEIGHTED
                                                                                    AVERAGE         EARNINGS
                                                                      SHARES          # OF             PER
                                                                    OUTSTANDING      SHARES           SHARE
                                                                    -----------    ----------    ---------------
DILUTED
Shares of Common Stock outstanding at December 31, 1996..........    74,412,283    74,412,283
                                                                    -----------    ----------
     Options.....................................................       523,000        --
     Performance-based restricted stock..........................     2,184,242        --
     Time-vested restricted stock................................       728,080        --
                                                                    -----------
     Shares of Common Stock and Common Stock equivalents
       outstanding at December 31, 1996..........................    77,847,605    74,412,283
                                                                    -----------    ----------
                                                                    -----------    ----------

     Income from continuing operations...........................                                $    33,000,000
                                                                                                 ---------------
     Weighted average shares outstanding.........................                                     74,412,283
     Diluted earnings per share..................................                                $          0.44
     Net loss....................................................                                $(2,701,000,000)
                                                                                                 ---------------
     Weighted average shares outstanding.........................                                     74,412,283
     Diluted earnings per share..................................                                $        (36.30)
Shares of Common Stock outstanding at December 31, 1996..........    74,412,283    74,412,283
     August, 1997................................................        56,006        23,335
     October, 1997...............................................         4,092         1,023
     December, 1997..............................................       627,267        47,947
     Options.....................................................       404,000        31,846
     Time-vested restricted stock................................       544,323        --
     Performance-based restricted stock..........................     1,632,971       130,000
                                                                    -----------    ----------
Shares of Common Stock and Common Stock equivalents outstanding
  at December 31, 1997...........................................    77,680,942    74,646,434
                                                                    -----------    ----------
                                                                    -----------    ----------
     Income from continuing operations...........................                                $   188,000,000
                                                                                                 ---------------
     Weighted average shares outstanding.........................                                     74,646,434
     Diluted earnings per share..................................                                $          2.52
     Net income..................................................                                $   185,000,000
                                                                                                 ---------------
     Weighted average shares outstanding.........................                                     74,646,434
     Diluted earnings per share..................................                                $          2.48
Shares of Common Stock outstanding at December 31, 1997..........    75,099,648    75,099,648
     April, 1998.................................................         5,600         4,200
     July, 1998..................................................        36,000        18,000
     October, 1998...............................................        11,444         2,861
     December, 1998..............................................        18,000         1,500
     Options.....................................................       505,000       119,939
     Time-vested restricted stock................................       614,327       357,813
     Performance-based restricted stock..........................     1,842,982        92,687
                                                                    -----------    ----------
Shares of Common Stock and Common Stock equivalents at December
  31, 1998.......................................................    78,133,001    75,696,648
                                                                    -----------    ----------
                                                                    -----------    ----------
     Income from continuing operations...........................                                $   163,000,000
                                                                                                 ---------------
     Weighted average shares outstanding.........................                                     75,696,648
     Diluted earnings per share..................................                                $          2.15
     Net income..................................................                                $   164,000,000
                                                                                                 ---------------
     Weighted average shares outstanding.........................                                     75,696,648
     Diluted earnings per share..................................                                $          2.17


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